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Exhibit 3.28

DELAWARE

The First State

        I, Harriet Smith Windsor, Secretary of State of the State of Delaware, do hereby certify the attached are true and correct copies of all documents on file of "Worldwide Recruiting and Staffing Services LLC" as received and filed in this office.

        The following documents have been certified:

        Certificate of Formation, filed the twenty-second day of April, A.D. 2005, at 11:17 o'clock A.M.

        Certificate of Amendment, changing its name from "Dyncorp International of Nigeria LLC" to "Global Recruiting and Staffing Services LLC", filed the fifteenth day of March, A.D. 2006, at 4:07 o'clock P.M.

        Certificate of Amendment, changing its name from "Global Recruiting and Staffing Services LLC" to "Worldwide Recruiting and Staffing Services LLC", filed the second day of June, A.D. 2006, at 12:59 o'clock P.M.

        And I do hereby further certify that the aforesaid certificates are the only certificates on record of the aforesaid limited liability company, "Worldwide Recruiting and Staffing Services LLC".

[SEAL] 3959170 8100H 070727561	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State Authentication: 5773873 Date: 06-19-07

CERTIFICATE OF FORMATION

OF

DYNCORP INTERNATIONAL OF NIGERIA LLC

        FIRST:    The name of the limited liability company is DynCorp International of Nigeria LLC.

        SECOND:    The address of its initial registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD:    The address of its principal office is 8445 Freeport Parkway, Suite 400, Irving, TX 75063.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 22nd day of April, 2005

DYNCORP INTERNATIONAL OF NIGERIA LLC
By:	/s/ H. MONTGOMERY HOUGEN Name: H. Montgomery Hougen Title: Authorized Person
State of Delaware Secretary of State Division of Corporations Delivered 11:19 AM 04/22/2005 FILED 11:17 AM 04/22/2005 SRV 050326202 - 3959170 FILE

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF FORMATION OF

DYNCORP INTERNATIONAL OF NIGERIA LLC

DynCorp International of Nigeria LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "Company") hereby certifies as follows:

FIRST: That the Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware on April 22, 2005.

SECOND: That the sole Manager of the Company, by written consent in lieu of a meeting, adopted the following resolution:

    RESOLVED, that the Certificate of Formation of the Company be amended by deleting Article First thereof in its entirety and replacing it with the following:

      FIRST: The name of the limited liability company is Global Recruiting and Staffing Services LLC.

THIRD: That in lieu of a meeting of the Members of the Company, the sole Member of the Company has given its written consent to said amendment.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of the Limited Liability Company Act of the State of Delaware.

Executed as of the 15th day of March, 2006.

DynCorp International of Nigeria LLC
	By:	/s/ H. MONTGOMERY HOUGEN H. Montgomery Hougen Vice President & Secretary & Authorized Person
State of Delaware Secretary of State Division of Corporations Delivered 04:10 PM 03/15/2006 FILED 04:07 PM 03/15/2006 SRV 060251688 - 3959170 FILE

State of Delaware Secretary of State Division of Corporations Delivered 02:05 PM 06/02/2006 FILED 12:59 PM 06/02/2006 SRV 060535905 - 3959170 FILE

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF FORMATION OF

GLOBAL RECRUITING AND STAFFING SERVICES LLC

Global Recruiting and Staffing Services LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "Company") hereby certifies as follows:

FIRST: That the Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware on April 22, 2005.

SECOND: That the sole Manager of the Company, by written consent in lieu of a meeting, adopted the following resolution:

  RESOLVED, that the Certificate of Formation of the Company be amended by deleting Article First thereof in its entirety and replacing it with the following:

    FIRST: The name of the limited liability company is Worldwide Recruiting and Staffing Services LLC.

THIRD: That in lieu of a meeting of the Members of the Company, the sole Member of the Company has given its written consent to said amendment.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of the Limited Liability Company Act of the State of Delaware.

Executed as of the 1st day of June, 2006.

GLOBAL RECRUITING AND STAFFING SERVICES LLC
By:	/s/ H. MONTGOMERY HOUGEN H. Montgomery Hougen Vice President & Secretary

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CERTIFICATE OF FORMATION OF DYNCORP INTERNATIONAL OF NIGERIA LLC
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF FORMATION OF DYNCORP INTERNATIONAL OF NIGERIA LLC
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF FORMATION OF GLOBAL RECRUITING AND STAFFING SERVICES LLC